STORAGE

MULTI-FACETED
GROWTH STRATEGY

FOURTH QUARTER 2022
EARNINGS RELEASE & SUPPLEMENTAL
FINANCIAL INFORMATION

NATIONAL STORAGE
AFFILIATES

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

17	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

18	Schedule 6 - Same Store Performance Summary By State

22	Schedule 7 - Same Store Performance Summary By MSA

26	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

27	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

28	Schedule 10 - Selected Financial Information

29	Glossary

February 27, 2023
National Storage Affiliates Trust Reports Fourth Quarter and Full Year 2022 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2022 results.
Fourth Quarter 2022 Highlights
•Reported net income of $50.4 million for the fourth quarter of 2022, an increase of 17.4% compared to the fourth quarter of 2021. Reported diluted earnings per share of $0.31 for the fourth quarter of 2022 compared to $0.25 for the fourth quarter of 2021.
•Reported core funds from operations ("Core FFO") of $90.9 million, or $0.71 per share for the fourth quarter of 2022, an increase of 10.9% per share compared to the fourth quarter of 2021.
•Reported an increase in same store net operating income ("NOI") of 9.4% for the fourth quarter of 2022 compared to the same period in 2021, driven by a 7.4% increase in same store total revenues partially offset by an increase of 1.6% in same store property operating expenses.
•Reported same store period-end occupancy of 90.5% as of December 31, 2022, a decrease of 450 basis points compared to December 31, 2021.
•Acquired two wholly-owned self storage properties for approximately $39.9 million during the fourth quarter of 2022. Consideration for these acquisitions included the issuance of $32.1 million of OP equity.
•Repurchased 1,032,251 of the Company's common shares for approximately $40.0 million under the previously announced share repurchase program.
Full Year 2022 Highlights
•Reported net income of $183.8 million for full year 2022, an increase of 25.1% compared to full year 2021. Reported diluted earnings per share of $0.99 for full year 2022 compared to $0.98 for full year 2021.
•Reported Core FFO of $363.0 million, or $2.81 per share for full year 2022, an increase of 24.3% per share compared to full year 2021.
•Reported an increase in same store NOI of 14.9% for full year 2022 compared to full year 2021, driven by a 12.1% increase in same store total revenues partially offset by an increase of 4.8% in same store property operating expenses.
•Acquired 45 wholly-owned self storage properties for approximately $569.2 million during full year 2022. Consideration for these acquisitions included the issuance of $68.9 million of OP equity.
Highlights Subsequent to Quarter-End
•Entered into an agreement on January 3, 2023, with lenders to increase the total borrowing capacity under the Company's credit facility by $405.0 million to $1.955 billion, and used incremental borrowings under the credit facility to retire $300.0 million of its $375.0 million of debt maturing in 2023.
•One of the Company's participating regional operators ("PROs"), Move It Self Storage and its controlled affiliates ("Move It"), retired effective January 1, 2023. As a result of the retirement, on January 1, 2023, management of the Company's 72 properties in the Move It managed portfolio was transferred to NSA and the Move It brand name and related intellectual property were internalized by the Company. In addition, NSA will no longer pay supervisory and administrative fees or reimbursements to Move It and on January 1, 2023, issued a notice of non-voluntary conversion to cause all subordinated performance units related to Move It's managed portfolio to convert into OP units. As part of the internalization, a majority of Move It's employees were offered and provided employment by the Company to continue managing Move It's portfolio of properties as members of NSA's existing property management platform.

•On February 24, 2023, the Company entered into an agreement with affiliates of Personal Mini, one of the Company's PROs, to acquire a portfolio of 15 properties located in Florida for approximately $145.0 million, subject to receipt of approval from the selling entity's shareholders and other customary closing conditions. The Company expects to complete the acquisition in the first quarter of 2023.
“NSA had another exceptional year with annual same store growth of nearly 15%, second highest in our history,” commented Tamara Fischer, Chief Executive Officer. “Our strong organic growth combined with our opportunistic acquisition strategy resulted in over 24% annual growth in core FFO per share. We believe these results demonstrate the strength of our team, the benefits of our geographically diverse portfolio, as well as the ongoing advantages of our differentiated PRO structure."

Dave Cramer, President and Chief Operating Officer, stated, “We’re pleased with our strategies to balance rate and occupancy which produced double digit revenue growth of over 12% for the year, second highest in our history. I look forward to 2023 as we continue our focus on people, processes and platforms which will allow us to deliver growth and optimize value for all of our stakeholders.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Growth	2022	2021	Growth
Net income	$50,377	$42,895	17.4%	$183,765	$146,935	25.1%

Funds From Operations ("FFO")(1)	$89,890	$77,917	15.4%	$353,893	$255,393	38.6%
Add back acquisition costs	368	1,019	(63.9)%	2,745	1,941	41.4%
Add back casualty-related expenses	634	—	—%	6,388	—	—%
Core FFO(1)	$90,892	$78,936	15.1%	$363,026	$257,334	41.1%

Earnings per share - basic	$0.31	$0.25	24.0%	$0.99	$1.13	(12.4)%
Earnings per share - diluted	$0.31	$0.25	24.0%	$0.99	$0.98	1.0%

FFO per share and unit(1)	$0.70	$0.63	11.1%	$2.74	$2.24	22.3%
Core FFO per share and unit(1)	$0.71	$0.64	10.9%	$2.81	$2.26	24.3%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $7.5 million for the fourth quarter of 2022 and increased by $36.8 million for the year ended December 31, 2022 ("year-to-date") as compared to the same periods in 2021. The increases resulted primarily from additional NOI generated from the 45 wholly-owned self storage properties acquired during the year ended December 31, 2022, same store NOI growth, increases in management fees and other revenue, and an increase in equity in earnings from the Company's unconsolidated real estate ventures, partially offset by increases in depreciation and amortization, interest expense and general administrative expenses.
The increases in FFO and Core FFO for the fourth quarter of 2022 and year-to-date were primarily the result of incremental NOI from properties acquired during the year ended December 31, 2022 and same store NOI growth, partially offset by an increase in interest expense.

Same Store Operating Results (628 Stores)

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	Growth	2022	2021	Growth
Total revenues	$139,470	$129,910	7.4%	$548,739	$489,338	12.1%
Property operating expenses	34,350	33,810	1.6%	140,724	134,276	4.8%
Net Operating Income (NOI)	$105,120	$96,100	9.4%	$408,015	$355,062	14.9%
NOI Margin	75.4%	74.0%	1.4%	74.4%	72.6%	1.8%

Average Occupancy	91.4%	95.6%	(4.2)%	93.8%	94.7%	(0.9)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.44	$13.74	12.4%	$14.80	$13.05	13.4%
Year-over-year same store total revenues increased 7.4% for the fourth quarter of 2022 and 12.1% year-to-date as compared to the same periods in 2021. The increase for the fourth quarter was driven primarily by a 12.4% increase in average annualized rental revenue per occupied square foot, partially offset by a 4.2% decrease in average occupancy. The year-to-date increase was driven primarily by a 13.4% increase in average annualized rental revenue per occupied square foot, partially offset by a 90 basis point decrease in average occupancy. Markets which generated above portfolio average same store total revenue growth include: Riverside-San Bernardino, Atlanta, and McAllen-Edinburg. Markets which generated below portfolio average same store total revenue growth include: Portland, New Orleans and Kansas City.
Year-over-year same store property operating expenses increased 1.6% for the fourth quarter of 2022 and 4.8% year-to-date as compared to the same periods in 2021. The increases primarily resulted from increases in marketing, utilities, and year-to-date property tax expense offset by a decrease in personnel costs.
Investment Activity
During the fourth quarter, NSA invested $39.9 million in the acquisition of two wholly-owned self storage properties consisting of approximately 196,000 rentable square feet configured in approximately 1,800 storage units. Total consideration for these acquisitions included approximately $7.6 million of net cash, the issuance of approximately $16.2 million of OP units, $15.9 million of SP units and the assumption of approximately $0.2 million of other liabilities.
Balance Sheet
During the fourth quarter, NSA repurchased 1,032,251 of the Company's common shares for approximately $40.0 million under the previously announced share repurchase program. For the full year 2022, the Company repurchased 1,986,175 shares for approximately $90.0 million. Under the program, the Company has remaining capacity of approximately $310.0 million out of a total of $400.0 million authorized.
On January 3, 2023, the Company entered into a third amended and restated credit agreement which expands the total borrowing capacity of its credit facility by $405.0 million to $1.955 billion with an accordion feature to expand the total borrowing capacity to $2.5 billion. The maturity date of the revolving line of credit is now January 2027 versus the previous maturity date of January 2024, while the total borrowing capacity was increased to $950.0 million from $650.0 million. In connection with the credit facility recast, the Company retired its $125.0 million term loan due January 2023 and its $175.0 million term loan facility due in June 2023, and converted LIBOR-based borrowings to SOFR. The Company funded the retirements with $230.0 million of incremental borrowings on existing term loans and $70.0 million of borrowings on its revolving line of credit. In Schedule 4 of the supplemental financial information, the Company has presented its debt summary as of December 31, 2022, giving pro forma effect for the credit facility recast, debt retirements, and an interest rate swap that was effective starting February 1, 2023.

Common Share Dividends
On November 9, 2022, NSA's Board of Trustees declared a quarterly cash dividend of $0.55 per common share, representing a 22.2% increase from the fourth quarter 2021. The fourth quarter 2022 dividend was paid on December 30, 2022 to shareholders of record as of December 15, 2022.
For full year 2022, NSA's Board of Trustees declared cash dividends of $2.15 per common share, representing a 35.2% increase from 2021.
2023 Guidance
The following table outlines NSA's Core FFO per share guidance estimates and related assumptions for the year ended December 31, 2023.

	Ranges for Full Year 2023		Actual Results for Full Year 2022
	Low	High
Core FFO per share(1)	$2.78	$2.86	$2.81

Same store operations(2)
Total revenue growth	3.75%	5.25%	12.1%
Property operating expenses growth	4.50%	6.00%	4.8%
NOI growth	3.00%	5.50%	14.9%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$53.0	$55.0	$53.1
Equity-based compensation, in millions	$6.5	$7.0	$6.3

Management fees and other revenue, in millions	$28.0	$30.0	$27.6
Core FFO from unconsolidated real estate ventures, in millions	$25.0	$26.5	$24.8

Subordinated performance unit distributions, in millions	$51.0	$53.0	$58.8

Acquisitions of self storage properties, in millions	$200.0	$400.0	$569.2

	Ranges for Full Year 2023
	Low	High
Earnings (loss) per share - diluted	$1.25	$1.31
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.07	0.02
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.83	1.91
FFO attributable to subordinated unitholders	(0.38)	(0.41)
Add loss on early extinguishment of debt	—	0.01
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02
Core FFO per share and unit	$2.78	$2.86

(1) The table above provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit.
(2) 2023 guidance reflects NSA's 2023 same store pool comprising 834 stores. 2022 actual results reflect NSA's 2022 same store pool comprising 628 stores.

Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 27, 2023.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Tuesday, February 28, 2023 to discuss its fourth quarter 2022 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, February 28, 2023, 1:00 pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in Citi's 2023 Global Property CEO Conference on March 6 - 8, 2023 in Hollywood, Florida.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of December 31, 2022, the Company held ownership interests in and operated 1,101 self storage properties located in 42 states and Puerto Rico with approximately 71.8 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; and the Company's guidance estimates for the year ended December 31, 2023. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUE
Rental revenue	$195,985	$161,690	$748,814	$541,547
Other property-related revenue	6,224	5,643	25,131	19,750
Management fees and other revenue	6,513	6,257	27,624	24,374
Total revenue	208,722	173,590	801,569	585,671
OPERATING EXPENSES
Property operating expenses	53,347	44,542	211,025	155,265
General and administrative expenses	15,345	14,301	59,311	51,001
Depreciation and amortization	57,564	50,854	233,158	158,312
Other	1,186	1,152	8,537	2,853
Total operating expenses	127,442	110,849	512,031	367,431
OTHER (EXPENSE) INCOME
Interest expense	(34,633)	(19,787)	(110,599)	(72,062)
Equity in earnings of unconsolidated real estate ventures	2,155	1,679	7,745	5,294
Acquisition costs	(368)	(1,019)	(2,745)	(1,941)
Non-operating expense	(352)	(344)	(951)	(906)
Gain on sale of self storage properties	3,332	—	5,466	—
Other expense, net	(29,866)	(19,471)	(101,084)	(69,615)
Income before income taxes	51,414	43,270	188,454	148,625
Income tax expense	(1,037)	(375)	(4,689)	(1,690)
Net income	50,377	42,895	183,765	146,935
Net income attributable to noncontrolling interests	(19,117)	(17,422)	(80,028)	(41,682)
Net income attributable to National Storage Affiliates Trust	31,260	25,473	103,737	105,253
Distributions to preferred shareholders	(3,382)	(3,277)	(13,425)	(13,104)
Net income attributable to common shareholders	$27,878	$22,196	$90,312	$92,149

Earnings per share - basic	$0.31	$0.25	$0.99	$1.13
Earnings per share - diluted	$0.31	$0.25	$0.99	$0.98

Weighted average shares outstanding - basic	90,627	89,763	91,239	81,195
Weighted average shares outstanding - diluted	90,627	89,763	91,239	134,538

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Real estate
Self storage properties	$6,391,572	$5,798,188
Less accumulated depreciation	(772,661)	(578,717)
Self storage properties, net	5,618,911	5,219,471
Cash and cash equivalents	35,312	25,013
Restricted cash	6,887	2,862
Debt issuance costs, net	1,393	2,433
Investment in unconsolidated real estate ventures	227,441	188,187
Other assets, net	156,228	102,417
Operating lease right-of-use assets	23,835	22,211
Total assets	$6,070,007	$5,562,594
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,551,179	$2,940,931
Accounts payable and accrued liabilities	80,377	59,262
Interest rate swap liabilities	483	33,757
Operating lease liabilities	25,741	23,981
Deferred revenue	23,213	22,208
Total liabilities	3,680,993	3,080,139
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 8,736,719 issued and outstanding at December 31, 2022 and December 31, 2021, respectively, at liquidation preference	225,439	218,418
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 89,842,145 and 91,198,929 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	898	912
Additional paid-in capital	1,777,984	1,866,773
Distributions in excess of earnings	(396,650)	(291,263)
Accumulated other comprehensive income (loss)	40,530	(19,611)
Total shareholders' equity	1,648,201	1,775,229
Noncontrolling interests	740,813	707,226
Total equity	2,389,014	2,482,455
Total liabilities and equity	$6,070,007	$5,562,594

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$50,377	$42,895	$183,765	$146,935
Add (subtract):
Real estate depreciation and amortization	57,227	50,526	231,870	156,930
Company's share of unconsolidated real estate venture real estate depreciation and amortization	4,461	3,845	17,072	15,408
Gain on sale of self storage properties	(3,332)	—	(5,466)	—
Distributions to preferred shareholders and unitholders	(3,653)	(3,519)	(14,510)	(14,070)
FFO attributable to subordinated performance unitholders(1)	(15,190)	(15,830)	(58,838)	(49,810)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	89,890	77,917	353,893	255,393
Add:
Acquisition costs	368	1,019	2,745	1,941
Casualty-related expenses(2)	634	—	6,388	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$90,892	$78,936	$363,026	$257,334

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	90,627	89,763	91,239	81,195
Weighted average restricted common shares outstanding	25	34	27	33
Weighted average effect of forward offering agreement(4)	—	—	—	100
Weighted average OP units outstanding	35,601	30,681	35,421	30,127
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,925	1,925	1,925
Weighted average LTIP units outstanding	476	523	514	542
Total weighted average shares and units outstanding - FFO and Core FFO	128,654	122,926	129,126	113,922

FFO per share and unit	$0.70	$0.63	$2.74	$2.24
Core FFO per share and unit	$0.71	$0.64	$2.81	$2.26

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) These casualty-related expenses are recorded in the line item "Other" within operating expenses in our consolidated statement of operations.
(3) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(5) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(4) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Earnings per share - diluted	$0.31	$0.25	$0.99	$0.98
Impact of the difference in weighted average number of shares(5)	(0.08)	(0.07)	(0.28)	0.18
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(6)	0.15	0.14	0.62	—
Add real estate depreciation and amortization	0.44	0.41	1.79	1.38
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.03	0.13	0.14
Subtract gain on sale of self storage properties	(0.03)	—	(0.05)	—
FFO attributable to subordinated performance unitholders	(0.12)	(0.13)	(0.46)	(0.44)
FFO per share and unit	0.70	0.63	2.74	2.24
Add acquisition costs	—	0.01	0.02	0.02
Add casualty-related expenses	0.01	—	0.05	—
Core FFO per share and unit	$0.71	$0.64	$2.81	$2.26

(5) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(6) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(5).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$50,377	$42,895	$183,765	$146,935
(Subtract) add:
Management fees and other revenue	(6,513)	(6,257)	(27,624)	(24,374)
General and administrative expenses	15,345	14,301	59,311	51,001
Other	1,186	1,152	8,537	2,853
Depreciation and amortization	57,564	50,854	233,158	158,312
Interest expense	34,633	19,787	110,599	72,062
Equity in earnings of unconsolidated real estate ventures	(2,155)	(1,679)	(7,745)	(5,294)
Acquisition costs	368	1,019	2,745	1,941
Income tax expense	1,037	375	4,689	1,690
Gain on sale of self storage properties	(3,332)	—	(5,466)	—
Non-operating expense	352	344	951	906
Net Operating Income	$148,862	$122,791	$562,920	$406,032

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$50,377	$42,895	$183,765	$146,935
Add:
Depreciation and amortization	57,564	50,854	233,158	158,312
Company's share of unconsolidated real estate venture depreciation and amortization	4,461	3,845	17,072	15,408
Interest expense	34,633	19,787	110,599	72,062
Income tax expense	1,037	375	4,689	1,690
EBITDA	148,072	117,756	549,283	394,407
Add (subtract):
Acquisition costs	368	1,019	2,745	1,941
Gain on sale of self storage properties	(3,332)	—	(5,466)	—
Casualty related expenses (recoveries)	634	—	6,388	—
Equity-based compensation expense	1,588	1,374	6,258	5,462
Adjusted EBITDA	$147,330	$120,149	$559,208	$401,810

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2022
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	196	90,141	12,602,136	90.6%	Texas	207	99,301	13,600,181	90.6%
California	86	51,347	6,487,571	89.4%	California	98	57,989	7,266,972	89.5%
Georgia	71	32,814	4,465,136	87.6%	Florida	91	53,391	5,967,275	90.1%
Oregon	70	29,230	3,657,604	87.2%	Georgia	82	38,946	5,337,244	87.9%
Florida	64	38,339	4,256,408	89.6%	Oregon	70	29,230	3,657,604	87.2%
North Carolina	41	19,882	2,490,362	92.1%	North Carolina	41	19,882	2,490,362	92.1%
Arizona	33	18,196	2,098,763	87.6%	Oklahoma	39	17,616	2,449,222	92.0%
Oklahoma	33	15,296	2,142,607	91.9%	Arizona	35	19,199	2,208,868	87.7%
Louisiana	31	13,842	1,718,977	88.7%	Louisiana	31	13,842	1,718,977	88.7%
Kansas	23	8,568	1,187,718	90.9%	Alabama	29	13,370	1,960,991	83.0%
Colorado	22	9,489	1,197,530	88.4%	Ohio	27	14,879	1,853,334	87.2%
Pennsylvania	22	10,367	1,292,539	83.2%	Michigan	25	15,952	2,022,498	88.3%
Indiana	21	10,993	1,441,137	88.0%	Pennsylvania	25	12,001	1,453,309	83.7%
Washington	19	6,635	871,435	87.5%	Kansas	23	8,568	1,187,718	90.9%
Alabama	15	7,851	1,135,159	78.9%	Colorado	22	9,489	1,197,530	88.4%
New Hampshire	15	7,120	889,101	93.1%	Tennessee	22	11,615	1,484,318	88.1%
Nevada	14	7,090	899,003	87.8%	Indiana	21	10,993	1,441,137	88.0%
Puerto Rico	14	12,404	1,341,803	94.4%	New Jersey	20	13,264	1,577,985	85.5%
Ohio	13	5,501	729,012	87.7%	Washington	19	6,635	871,435	87.5%
Tennessee	13	6,064	777,645	86.5%	Nevada	18	8,707	1,151,466	87.9%
Missouri	12	5,291	678,550	86.4%	Massachusetts	15	10,887	1,195,068	87.5%
Illinois	10	6,383	718,202	89.7%	New Hampshire	15	7,120	889,101	93.1%
New Mexico	10	5,504	718,262	90.9%	Illinois	14	8,930	1,022,854	89.3%
Other(1)	68	34,913	4,509,924	84.6%	Puerto Rico	14	12,404	1,341,803	94.4%
Total	916	453,260	58,306,584	88.8%	Minnesota	12	5,734	734,295	85.5%
					Missouri	12	5,291	678,550	86.4%
					New Mexico	10	5,504	718,262	90.9%
					Other(2)	64	33,490	4,297,322	84.5%
					Total	1,101	564,229	71,775,681	88.8%

(1) Other states in NSA's owned portfolio as of December 31, 2022 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of December 31, 2022 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2022 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:(3)				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities / (Other Assets)	Total

March 31, 2022	12	5,002	678,383	$76,027	$16,576	$332	$92,935
June 30, 2022	8	5,390	685,368	99,954	13,938	641	114,533
September 30, 2022	23	12,787	1,653,102	313,784	6,244	1,761	321,789
December 31, 2022	2	1,790	196,196	7,622	32,141	156	39,919
Total Acquisitions	45	24,969	3,213,049	$497,387	$68,899	$2,890	$569,176

Unconsolidated Real Estate Ventures (at 100%)(4)
June 30, 2022	7	6,842	721,882	205,947	—	1,641	207,588
September 30, 2022	1	347	43,700	6,610	—	(13)	6,597
Total Acquisitions	8	7,189	765,582	$212,557	$—	$1,628	$214,185

Total Investments(5)	53	32,158	3,978,631	$709,944	$68,899	$4,518	$783,361

2022 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Proceeds
March 31, 2022	1	432	64,750	$6,531
December 31, 2022	1	322	50,244	4,797
Total Dispositions(6)	2	754	114,994	$11,328

(3) Equity consideration presented for the properties acquired is on a GAAP fair value basis. Value of OP equity for the quarter ended December 31, 2022 includes 428,333 OP Units issued at an agreed upon value of $60.00 per unit, but presented herein at a weighted average GAAP fair value of $37.90 per unit.
(4) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(5) NSA acquired self storage properties located in Alabama (1), Arkansas (2), Colorado (2), Connecticut (1), Florida (7), Georgia (11), Michigan (1), Minnesota (1), Missouri (1), New Mexico (4), New York (1), Pennsylvania (5), South Carolina (4), Texas (11) and Virginia (1).
(6) NSA disposed of two self storage properties located in Texas in 2022.

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of December 31, 2022									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2023	2024	2025	2026	2027	2028	2029	Thereafter	Total
Credit Facility:
Revolving line of credit	5.69%	Variable(2)	January 2024	$—	$496,000	$—	$—	$—	$—	$—	$—	$496,000
Term loan - Tranche A	3.74%	Swapped To Fixed	January 2023	125,000	—	—	—	—	—	—	—	125,000
Term loan - Tranche B	2.94%	Swapped To Fixed	July 2024	—	250,000	—	—	—	—	—	—	250,000
Term loan - Tranche C	2.91%	Swapped To Fixed	January 2025	—	—	225,000	—	—	—	—	—	225,000
Term loan - Tranche D	3.12%	Swapped To Fixed	July 2026	—	—	—	175,000	—	—	—	—	175,000
Term loan - Tranche E	5.59%	Variable	March 2027	—	—	—	—	125,000	—	—	—	125,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	175,000	—	—	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	75,000	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	100,000	—	100,000
Term loan facility - June 2029	5.37%	Swapped to Fixed	June 2029	—	—	—	—	—	—	285,000	—	285,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	35,000	—	—	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	100,000	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.82%	Fixed	April 2023 - October 2031	74,776	20,011	—	—	84,900	88,000	—	31,883	299,570
Total Principal/Weighted Average	3.95%		5.1 years	$374,776	$766,011	$225,000	$210,000	$209,900	$163,000	$485,000	$1,126,883	$3,560,570
Weighted average effective interest rate of maturing debt				3.45%	4.75%	2.91%	2.96%	5.00%	3.62%	4.86%	3.41%
Unamortized debt issuance costs and debt premium, net												(9,391)
Total Debt												$3,551,179

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $650 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.30% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization									BBB+ Rated
12/31/2022									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands) - Pro Forma for credit facility recast, 2023 maturing debt retirements, and Term Loan - Tranche E interest swap effective February 1, 2023

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2023	2024	2025	2026	2027	2028	2029	Thereafter	Total
Credit Facility:
Revolving line of credit	5.71%	Variable(2)	January 2027	$—	$—	$—	$—	$566,000	$—	$—	$—	$566,000
Term loan - Tranche B	3.19%	Swapped To Fixed(3)	July 2024	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche C	3.16%	Swapped To Fixed(3)	January 2025	—	—	325,000	—	—	—	—	—	325,000
Term loan - Tranche D	2.92%	Swapped To Fixed(3)	July 2026	—	—	—	275,000	—	—	—	—	275,000
Term loan - Tranche E	4.89%	Swapped To Fixed(3)	March 2027	—	—	—	—	130,000	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	75,000	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	100,000	—	100,000
Term loan facility - June 2029	5.37%	Swapped to Fixed	June 2029	—	—	—	—	—	—	285,000	—	285,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	35,000	—	—	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	100,000	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.82%	Fixed	April 2023 - October 2031	74,776	20,011	—	—	84,900	88,000	—	31,883	299,570
Total Principal/Weighted Average	3.99%		5.7 years	$74,776	$295,011	$325,000	$310,000	$780,900	$163,000	$485,000	$1,126,883	$3,560,570
Weighted average effective interest rate of maturing debt				4.43%	3.26%	3.16%	2.84%	5.40%	3.62%	4.86%	3.41%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(3) $25.0 million of Tranche B, $25.0 million of Tranche C, and $5.0 million of Tranche E are subject to variable interest rates as of the date of the recast, which is reflected in the effective interest rate. Additionally, $75.0 million of Tranche C and $100.0 million of Tranche D is swapped to fixed using derivative instruments that expire in July 2023, after which those portions of the balances will be subject to variable rate interest rates.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of December 31, 2022
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.0x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	4.1x
Total Leverage Ratio	< 60.0%	41.8%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series A-1 cumulative redeemable preferred units	712,208

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	89,816,710	89,816,710
Restricted common shares	25,435	25,435
Total shares outstanding	89,842,145	89,842,145
Operating partnership units	35,737,281	35,737,281
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	37,662,199	37,662,199
Long-term incentive plan units(3)	475,996	475,996
Total shares and Class A equivalents outstanding	127,980,340	127,980,340
Subordinated performance units(4)	8,154,524	14,025,781
DownREIT subordinated performance unit equivalents(4)	4,337,111	7,459,831
Total subordinated partnership units	12,491,635	21,485,612
Total common shares and units outstanding	140,471,975	149,465,952

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.72 OP units based on historical financial information for the trailing twelve months ended December 31, 2022. As disclosed in the Company's press release dated January 3, 2022, one of the Company's PROs, Move It, retired as a PRO effective as of January 1, 2023. In connection with the retirement, 926,623 Series MI subordinated performance units related to Move It's managed portfolio were converted into 2,545,063 OP units effective as of January 1, 2023. Excluding the 926,623 Series MI subordinated performance units that were converted into OP units on January 1, 2023, the remaining subordinated performance units outstanding as of December 31, 2022 would on average convert on a hypothetical basis into an estimated 1.64 OP units based on historical financial information for the trailing twelve months ended December 31, 2022. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	December 31, 2022	December 31, 2021
ASSETS
Self storage properties, net	$1,891,203	$1,741,538
Other assets	36,873	23,562
Total assets	$1,928,076	$1,765,100
LIABILITIES AND EQUITY
Debt financing	$1,002,301	$1,001,378
Other liabilities	23,808	19,493
Equity	901,967	744,229
Total liabilities and equity	$1,928,076	$1,765,100

Combined Operating Information

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$54,971	$13,743	$212,832	$53,208
Property operating expenses	14,389	3,597	57,306	14,327
Net operating income	40,582	10,146	155,526	38,881
Supervisory, administrative and other expenses	(3,578)	(895)	(13,955)	(3,489)
Depreciation and amortization	(17,845)	(4,461)	(68,289)	(17,072)
Interest expense	(10,416)	(2,604)	(41,657)	(10,414)
Acquisition and other expenses	(188)	(47)	(899)	(225)
Net income	$8,555	$2,139	$30,726	$7,681
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		16		64
Company's share of unconsolidated real estate venture real estate depreciation and amortization		4,461		17,072
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$6,616		$24,817

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2022 compared to Three Months Ended December 31, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth
Texas	113	$22,117	$20,173	9.6%	$6,168	$5,932	4.0%	$15,949	$14,241	12.0%	72.1%	70.6%	1.5%
California	80	24,987	23,194	7.7%	5,564	5,396	3.1%	19,423	17,798	9.1%	77.7%	76.7%	1.0%
Oregon	61	12,875	12,409	3.8%	2,773	3,053	(9.2)%	10,102	9,356	8.0%	78.5%	75.4%	3.1%
Florida	48	14,857	13,521	9.9%	3,752	3,409	10.1%	11,105	10,112	9.8%	74.7%	74.8%	(0.1)%
Georgia	46	8,387	7,700	8.9%	1,852	1,996	(7.2)%	6,535	5,704	14.6%	77.9%	74.1%	3.8%
North Carolina	34	6,872	6,143	11.9%	1,495	1,475	1.4%	5,377	4,668	15.2%	78.2%	76.0%	2.2%
Oklahoma	32	5,149	4,727	8.9%	1,287	1,203	7.0%	3,862	3,524	9.6%	75.0%	74.6%	0.4%
Arizona	30	7,332	7,025	4.4%	1,673	1,692	(1.1)%	5,659	5,333	6.1%	77.2%	75.9%	1.3%
Louisiana	26	4,574	4,428	3.3%	1,264	1,327	(4.7)%	3,310	3,101	6.7%	72.4%	70.0%	2.4%
Kansas	17	2,722	2,637	3.2%	803	833	(3.6)%	1,919	1,804	6.4%	70.5%	68.4%	2.1%
Colorado	16	2,744	2,618	4.8%	792	838	(5.5)%	1,952	1,780	9.7%	71.1%	68.0%	3.1%
Indiana	16	3,196	3,070	4.1%	978	816	19.9%	2,218	2,254	(1.6)%	69.4%	73.4%	(4.0)%
Washington	16	2,700	2,577	4.8%	662	674	(1.8)%	2,038	1,903	7.1%	75.5%	73.8%	1.7%
Nevada	13	3,084	2,922	5.5%	719	669	7.5%	2,365	2,253	5.0%	76.7%	77.1%	(0.4)%
New Hampshire	11	2,509	2,336	7.4%	666	668	(0.3)%	1,843	1,668	10.5%	73.5%	71.4%	2.1%
Other(1)	69	15,365	14,430	6.5%	3,902	3,829	1.9%	11,463	10,601	8.1%	74.6%	73.5%	1.1%
Total/Weighted Average	628	$139,470	$129,910	7.4%	$34,350	$33,810	1.6%	$105,120	$96,100	9.4%	75.4%	74.0%	1.4%

2021 Same Store Pool(2)	552	$123,011	$114,822	7.1%	$30,019	$29,674	1.2%	$92,992	$85,148	9.2%	75.6%	74.2%	1.4%

2020 Same Store Pool(3)	490	$109,331	$101,898	7.3%	$26,758	$26,268	1.9%	$82,573	$75,630	9.2%	75.5%	74.2%	1.3%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2022 compared to Three Months Ended December 31, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth
Texas	47,775	6,766,510	92.1%	95.4%	(3.3)%	92.6%	95.6%	(3.0)%	$13.70	$12.04	13.8%
California	47,372	5,942,401	91.0%	96.9%	(5.9)%	91.7%	97.3%	(5.6)%	17.63	15.39	14.6%
Oregon	24,372	3,091,736	87.8%	92.0%	(4.2)%	88.5%	93.0%	(4.5)%	18.47	17.01	8.6%
Florida	29,219	3,255,530	90.9%	95.2%	(4.3)%	92.3%	95.8%	(3.5)%	19.20	16.96	13.2%
Georgia	19,768	2,656,039	89.5%	96.9%	(7.4)%	91.4%	97.6%	(6.2)%	13.50	11.54	17.0%
North Carolina	15,735	1,952,645	92.7%	97.0%	(4.3)%	93.8%	97.6%	(3.8)%	14.63	12.48	17.2%
Oklahoma	14,943	2,096,957	92.1%	94.8%	(2.7)%	92.8%	95.4%	(2.6)%	10.32	9.21	12.1%
Arizona	16,416	1,924,710	88.6%	94.3%	(5.7)%	89.6%	95.1%	(5.5)%	16.62	14.94	11.2%
Louisiana	12,369	1,539,632	89.6%	93.6%	(4.0)%	90.6%	94.1%	(3.5)%	12.82	11.95	7.3%
Kansas	5,806	810,228	92.4%	93.5%	(1.1)%	92.2%	94.7%	(2.5)%	13.93	13.05	6.7%
Colorado	6,725	838,651	88.9%	92.2%	(3.3)%	90.0%	93.0%	(3.0)%	14.26	13.18	8.2%
Indiana	8,747	1,134,690	88.0%	95.5%	(7.5)%	89.7%	96.3%	(6.6)%	12.29	10.98	11.9%
Washington	5,390	716,603	88.8%	92.3%	(3.5)%	89.1%	92.5%	(3.4)%	16.61	15.24	9.0%
Nevada	6,785	855,097	88.0%	94.4%	(6.4)%	90.2%	95.2%	(5.0)%	15.40	13.93	10.6%
New Hampshire	5,045	619,581	92.8%	94.9%	(2.1)%	93.3%	94.9%	(1.6)%	16.95	15.49	9.4%
Other(1)	33,875	4,177,380	89.8%	93.6%	(3.8)%	91.1%	94.8%	(3.7)%	15.64	14.18	10.3%
Total/Weighted Average	300,342	38,378,390	90.5%	95.0%	(4.5)%	91.4%	95.6%	(4.2)%	$15.44	$13.74	12.4%

2021 Same Store Pool(2)	265,362	33,569,153	90.4%	95.0%	(4.6)%	91.4%	95.6%	(4.3)%	$15.58	$13.88	12.2%

2020 Same Store Pool(3)	236,123	29,789,114	90.4%	95.0%	(4.6)%	91.3%	95.7%	(4.3)%	$15.60	$13.87	12.5%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2022 compared to Year Ended December 31, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Texas	113	$86,368	$75,752	14.0%	$26,770	$24,939	7.3%	$59,598	$50,813	17.3%	69.0%	67.1%	1.9%
California	80	98,517	87,530	12.6%	22,071	21,261	3.8%	76,446	66,269	15.4%	77.6%	75.7%	1.9%
Oregon	61	51,089	47,243	8.1%	11,158	11,238	(0.7)%	39,931	36,005	10.9%	78.2%	76.2%	2.0%
Florida	48	57,422	50,167	14.5%	14,657	13,432	9.1%	42,765	36,735	16.4%	74.5%	73.2%	1.3%
Georgia	46	33,129	28,617	15.8%	8,432	8,158	3.4%	24,697	20,459	20.7%	74.5%	71.5%	3.0%
North Carolina	34	26,786	23,298	15.0%	6,165	5,997	2.8%	20,621	17,301	19.2%	77.0%	74.3%	2.7%
Oklahoma	32	20,177	18,093	11.5%	5,302	4,996	6.1%	14,875	13,097	13.6%	73.7%	72.4%	1.3%
Arizona	30	29,068	26,303	10.5%	6,721	6,579	2.2%	22,347	19,724	13.3%	76.9%	75.0%	1.9%
Louisiana	26	18,181	16,424	10.7%	5,133	5,070	1.2%	13,048	11,354	14.9%	71.8%	69.1%	2.7%
Kansas	17	10,861	10,171	6.8%	3,445	3,445	—%	7,416	6,726	10.3%	68.3%	66.1%	2.2%
Colorado	16	11,031	10,069	9.6%	3,037	3,251	(6.6)%	7,994	6,818	17.2%	72.5%	67.7%	4.8%
Indiana	16	12,872	11,690	10.1%	3,772	3,308	14.0%	9,100	8,382	8.6%	70.7%	71.7%	(1.0)%
Washington	16	10,665	9,712	9.8%	2,657	2,541	4.6%	8,008	7,171	11.7%	75.1%	73.8%	1.3%
Nevada	13	12,198	10,996	10.9%	2,828	2,574	9.9%	9,370	8,422	11.3%	76.8%	76.6%	0.2%
New Hampshire	11	9,760	8,826	10.6%	2,613	2,532	3.2%	7,147	6,294	13.6%	73.2%	71.3%	1.9%
Other(1)	69	60,615	54,447	11.3%	15,963	14,955	6.7%	44,652	39,492	13.1%	73.7%	72.5%	1.2%
Total/Weighted Average	628	$548,739	$489,338	12.1%	$140,724	$134,276	4.8%	$408,015	$355,062	14.9%	74.4%	72.6%	1.8%

2021 Same Store Pool(2)	552	$484,332	$432,952	11.9%	$122,274	$116,554	4.9%	$362,058	$316,398	14.4%	74.8%	73.1%	1.7%

2020 Same Store Pool(3)	490	$430,347	$384,688	11.9%	$108,131	$103,110	4.9%	$322,216	$281,578	14.4%	74.9%	73.2%	1.7%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2022 compared to Year Ended December 31, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Texas	47,775	6,766,510	92.1%	95.4%	(3.3)%	94.7%	93.9%	0.8%	$13.07	$11.52	13.5%
California	47,372	5,942,401	91.0%	96.9%	(5.9)%	94.2%	97.2%	(3.0)%	16.88	14.53	16.2%
Oregon	24,372	3,091,736	87.8%	92.0%	(4.2)%	91.4%	92.6%	(1.2)%	17.75	16.25	9.2%
Florida	29,219	3,255,530	90.9%	95.2%	(4.3)%	93.8%	95.1%	(1.3)%	18.28	15.84	15.4%
Georgia	19,768	2,656,039	89.5%	96.9%	(7.4)%	94.6%	95.8%	(1.2)%	12.84	10.89	17.9%
North Carolina	15,735	1,952,645	92.7%	97.0%	(4.3)%	96.2%	96.9%	(0.7)%	13.85	11.88	16.6%
Oklahoma	14,943	2,096,957	92.1%	94.8%	(2.7)%	94.9%	94.7%	0.2%	9.88	8.87	11.4%
Arizona	16,416	1,924,710	88.6%	94.3%	(5.7)%	92.2%	94.6%	(2.4)%	15.98	14.05	13.7%
Louisiana	12,369	1,539,632	89.6%	93.6%	(4.0)%	93.1%	90.8%	2.3%	12.38	11.47	7.9%
Kansas	5,806	810,228	92.4%	93.5%	(1.1)%	94.0%	93.9%	0.1%	13.56	12.51	8.4%
Colorado	6,725	838,651	88.9%	92.2%	(3.3)%	92.9%	94.2%	(1.3)%	13.88	12.51	11.0%
Indiana	8,747	1,134,690	88.0%	95.5%	(7.5)%	93.4%	95.9%	(2.5)%	11.88	10.48	13.4%
Washington	5,390	716,603	88.8%	92.3%	(3.5)%	91.2%	91.3%	(0.1)%	16.02	14.53	10.3%
Nevada	6,785	855,097	88.0%	94.4%	(6.4)%	93.0%	95.5%	(2.5)%	14.79	13.00	13.8%
New Hampshire	5,045	619,581	92.8%	94.9%	(2.1)%	93.8%	94.7%	(0.9)%	16.41	14.67	11.9%
Other(1)	33,875	4,177,380	89.8%	93.6%	(3.8)%	92.9%	94.1%	(1.2)%	20.17	17.96	12.3%
Total/Weighted Average	300,342	38,378,390	90.5%	95.0%	(4.5)%	93.8%	94.7%	(0.9)%	$14.80	$13.05	13.4%

2021 Same Store Pool(2)	265,362	33,569,153	90.4%	95.0%	(4.6)%	93.7%	94.9%	(1.2)%	$14.93	$13.17	13.4%

2020 Same Store Pool(3)	236,123	29,789,114	90.4%	95.0%	(4.6)%	93.8%	95.0%	(1.3)%	$14.94	$13.16	13.5%

(1) Other states and territories in NSA's same store portfolio include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2022 compared to Three Months Ended December 31, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth
Riverside-San Bernardino-Ontario, CA	46	$13,050	$11,867	10.0%	$2,670	$2,523	5.8%	$10,380	$9,344	11.1%	79.5%	78.7%	0.8%
Portland-Vancouver-Hillsboro, OR-WA	45	9,288	9,060	2.5%	2,141	2,236	(4.2)%	7,147	6,824	4.7%	76.9%	75.3%	1.6%
Atlanta-Sandy Springs-Roswell, GA	30	5,865	5,375	9.1%	1,249	1,404	(11.0)%	4,616	3,971	16.2%	78.7%	73.9%	4.8%
Phoenix-Mesa-Scottsdale, AZ	23	5,876	5,585	5.2%	1,327	1,346	(1.4)%	4,549	4,239	7.3%	77.4%	75.9%	1.5%
McAllen-Edinburg-Mission, TX	20	4,505	4,048	11.3%	1,127	1,018	10.7%	3,378	3,030	11.5%	75.0%	74.9%	0.1%
Oklahoma City, OK	19	3,126	2,821	10.8%	786	729	7.8%	2,340	2,092	11.9%	74.9%	74.2%	0.7%
Houston-The Woodlands-Sugar Land, TX	18	3,982	3,669	8.5%	1,231	1,110	10.9%	2,751	2,559	7.5%	69.1%	69.7%	(0.6)%
Dallas-Fort Worth-Arlington, TX	17	3,237	2,970	9.0%	990	989	0.1%	2,247	1,981	13.4%	69.4%	66.7%	2.7%
Brownsville-Harlingen, TX	16	2,822	2,503	12.7%	738	652	13.2%	2,084	1,851	12.6%	73.8%	74.0%	(0.2)%
Indianapolis-Carmel-Anderson, IN	16	3,196	3,070	4.1%	978	816	19.9%	2,218	2,254	(1.6)%	69.4%	73.4%	(4.0)%
Los Angeles-Long Beach-Anaheim, CA	14	6,208	5,777	7.5%	1,401	1,415	(1.0)%	4,807	4,362	10.2%	77.4%	75.5%	1.9%
New Orleans-Metairie, LA	13	2,558	2,498	2.4%	691	724	(4.6)%	1,867	1,774	5.2%	73.0%	71.0%	2.0%
North Port-Sarasota-Bradenton, FL	13	4,500	4,087	10.1%	1,094	973	12.4%	3,406	3,114	9.4%	75.7%	76.2%	(0.5)%
Tulsa, OK	13	2,022	1,906	6.1%	501	474	5.7%	1,521	1,432	6.2%	75.2%	75.1%	0.1%
Las Vegas-Henderson-Paradise, NV	12	2,939	2,793	5.2%	681	634	7.4%	2,258	2,159	4.6%	76.8%	77.3%	(0.5)%
Colorado Springs, CO	11	1,617	1,545	4.7%	426	485	(12.2)%	1,191	1,060	12.4%	73.7%	68.6%	5.1%
Kansas City, MO-KS	11	1,918	1,887	1.6%	609	691	(11.9)%	1,309	1,196	9.4%	68.2%	63.4%	4.8%
San Antonio-New Braunfels, TX	11	2,154	2,018	6.7%	643	631	1.9%	1,511	1,387	8.9%	70.1%	68.7%	1.4%
Other MSAs	280	60,607	56,431	7.4%	15,067	14,960	0.7%	45,540	41,471	9.8%	75.1%	73.5%	1.6%
Total/Weighted Average	628	$139,470	$129,910	7.4%	$34,350	$33,810	1.6%	$105,120	$96,100	9.4%	75.4%	74.0%	1.4%

2021 Same Store Pool(2)	552	$123,011	$114,822	7.1%	$30,019	$29,674	1.2%	$92,992	$85,148	9.2%	75.6%	74.2%	1.4%

2020 Same Store Pool(3)	490	$109,331	$101,898	7.3%	$26,758	$26,268	1.9%	$82,573	$75,630	9.2%	75.5%	74.2%	1.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2022 compared to Three Months Ended December 31, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth	4Q 2022	4Q 2021	Growth
Riverside-San Bernardino-Ontario, CA	24,684	3,320,605	91.6%	97.4%	(5.8)%	92.3%	98.0%	(5.7)%	$16.31	$13.96	16.8%
Portland-Vancouver-Hillsboro, OR-WA	17,380	2,121,732	88.2%	91.5%	(3.3)%	88.5%	92.1%	(3.6)%	19.44	18.37	5.8%
Atlanta-Sandy Springs-Roswell, GA	13,422	1,821,557	88.9%	97.3%	(8.4)%	90.9%	97.9%	(7.0)%	13.85	11.71	18.3%
Phoenix-Mesa-Scottsdale, AZ	13,341	1,507,533	89.0%	94.5%	(5.5)%	89.6%	95.1%	(5.5)%	16.96	15.13	12.1%
McAllen-Edinburg-Mission, TX	9,275	1,387,665	94.6%	98.1%	(3.5)%	94.6%	97.8%	(3.2)%	13.41	11.53	16.3%
Oklahoma City, OK	8,832	1,282,252	92.7%	96.4%	(3.7)%	93.8%	96.8%	(3.0)%	10.18	8.88	14.6%
Houston-The Woodlands-Sugar Land, TX	8,537	1,346,893	92.8%	94.9%	(2.1)%	93.2%	95.2%	(2.0)%	12.08	10.84	11.4%
Dallas-Fort Worth-Arlington, TX	7,117	953,498	90.9%	93.8%	(2.9)%	91.6%	94.1%	(2.5)%	14.48	12.81	13.0%
Brownsville-Harlingen, TX	6,404	916,671	92.6%	97.0%	(4.4)%	93.3%	97.2%	(3.9)%	12.81	10.93	17.2%
Indianapolis-Carmel-Anderson, IN	8,747	1,134,690	88.0%	95.5%	(7.5)%	89.7%	96.3%	(6.6)%	12.29	10.98	11.9%
Los Angeles-Long Beach-Anaheim, CA	9,752	1,063,449	91.9%	95.8%	(3.9)%	92.3%	95.9%	(3.6)%	24.32	21.68	12.2%
New Orleans-Metairie, LA	6,552	758,558	88.8%	92.7%	(3.9)%	90.2%	93.2%	(3.0)%	14.58	13.75	6.0%
North Port-Sarasota-Bradenton, FL	8,484	837,700	90.8%	95.5%	(4.7)%	91.4%	96.6%	(5.2)%	22.75	19.42	17.1%
Tulsa, OK	6,111	814,705	91.0%	92.3%	(1.3)%	91.4%	93.2%	(1.8)%	10.55	9.75	8.2%
Las Vegas-Henderson-Paradise, NV	6,606	816,771	87.5%	94.2%	(6.7)%	90.0%	95.1%	(5.1)%	15.38	13.94	10.3%
Colorado Springs, CO	4,348	538,607	87.7%	90.9%	(3.2)%	89.4%	92.2%	(2.8)%	13.16	12.19	8.0%
Kansas City, MO-KS	4,004	540,049	91.2%	92.9%	(1.7)%	91.0%	94.4%	(3.4)%	14.85	14.00	6.1%
San Antonio-New Braunfels, TX	4,410	560,389	88.4%	94.9%	(6.5)%	89.1%	95.2%	(6.1)%	16.72	14.51	15.2%
Other MSAs	132,336	16,655,066	90.4%	94.6%	(4.2)%	91.5%	95.4%	(3.9)%	15.48	13.83	11.9%
Total/Weighted Average	300,342	38,378,390	90.5%	95.0%	(4.5)%	91.4%	95.6%	(4.2)%	$15.44	$13.74	12.4%

2021 Same Store Pool(2)	265,362	33,569,153	90.4%	95.0%	(4.6)%	91.4%	95.6%	(4.3)%	$15.58	$13.88	12.2%

2020 Same Store Pool(3)	236,123	29,789,114	90.4%	95.0%	(4.6)%	91.3%	95.7%	(4.3)%	$15.60	$13.87	12.5%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2022 compared to Year Ended December 31, 2021

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Riverside-San Bernardino-Ontario, CA	46	$51,218	$44,451	15.2%	$10,532	$9,885	6.5%	$40,686	$34,566	17.7%	79.4%	77.8%	1.6%
Portland-Vancouver-Hillsboro, OR-WA	45	36,852	34,375	7.2%	8,539	8,331	2.5%	28,313	26,044	8.7%	76.8%	75.8%	1.0%
Atlanta-Sandy Springs-Roswell, GA	30	23,219	19,941	16.4%	5,821	5,629	3.4%	17,398	14,312	21.6%	74.9%	71.8%	3.1%
Phoenix-Mesa-Scottsdale, AZ	23	23,242	20,967	10.9%	5,359	5,208	2.9%	17,883	15,759	13.5%	76.9%	75.2%	1.7%
McAllen-Edinburg-Mission, TX	20	17,487	15,140	15.5%	4,421	4,175	5.9%	13,066	10,965	19.2%	74.7%	72.4%	2.3%
Oklahoma City, OK	19	12,190	10,761	13.3%	3,274	3,072	6.6%	8,916	7,689	16.0%	73.1%	71.5%	1.6%
Houston-The Woodlands-Sugar Land, TX	18	15,569	13,836	12.5%	5,547	4,951	12.0%	10,022	8,885	12.8%	64.4%	64.2%	0.2%
Dallas-Fort Worth-Arlington, TX	17	12,685	11,244	12.8%	4,270	4,123	3.6%	8,415	7,121	18.2%	66.3%	63.3%	3.0%
Brownsville-Harlingen, TX	16	10,922	9,372	16.5%	2,844	2,669	6.6%	8,078	6,703	20.5%	74.0%	71.5%	2.5%
Indianapolis-Carmel-Anderson, IN	16	12,872	11,690	10.1%	3,772	3,308	14.0%	9,100	8,382	8.6%	70.7%	71.7%	(1.0)%
Los Angeles-Long Beach-Anaheim, CA	14	24,228	22,007	10.1%	5,520	5,479	0.7%	18,708	16,528	13.2%	77.2%	75.1%	2.1%
New Orleans-Metairie, LA	13	10,181	9,156	11.2%	2,687	2,612	2.9%	7,494	6,544	14.5%	73.6%	71.5%	2.1%
North Port-Sarasota-Bradenton, FL	13	17,243	14,905	15.7%	4,212	3,823	10.2%	13,031	11,082	17.6%	75.6%	74.4%	1.2%
Tulsa, OK	13	7,987	7,332	8.9%	2,028	1,924	5.4%	5,959	5,408	10.2%	74.6%	73.8%	0.8%
Las Vegas-Henderson-Paradise, NV	12	11,646	10,486	11.1%	2,689	2,438	10.3%	8,957	8,048	11.3%	76.9%	76.7%	0.2%
Colorado Springs, CO	11	6,474	5,910	9.5%	1,567	1,912	(18.0)%	4,907	3,998	22.7%	75.8%	67.6%	8.2%
Kansas City, MO-KS	11	7,672	7,321	4.8%	2,612	2,606	0.2%	5,060	4,715	7.3%	66.0%	64.4%	1.6%
San Antonio-New Braunfels, TX	11	8,527	7,644	11.6%	3,061	2,800	9.3%	5,466	4,844	12.8%	64.1%	63.4%	0.7%
Other MSAs	280	238,525	212,800	12.1%	61,969	59,331	4.4%	176,556	153,469	15.0%	74.0%	72.1%	1.9%
Total/Weighted Average	628	$548,739	$489,338	12.1%	$140,724	$134,276	4.8%	$408,015	$355,062	14.9%	74.4%	72.6%	1.8%

2021 Same Store Pool(2)	552	$484,332	$432,952	11.9%	$122,274	$116,554	4.9%	$362,058	$316,398	14.4%	74.8%	73.1%	1.7%

2020 Same Store Pool(3)	490	$430,347	$384,688	11.9%	$108,131	$103,110	4.9%	$322,216	$281,578	14.4%	74.9%	73.2%	1.7%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2022 compared to Year Ended December 31, 2021
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth	YTD 2022	YTD 2021	Growth
Riverside-San Bernardino-Ontario, CA	24,684	3,320,605	91.6%	97.4%	(5.8)%	94.8%	98.1%	(3.3)%	$15.55	$13.07	19.0%
Portland-Vancouver-Hillsboro, OR-WA	17,380	2,121,732	88.2%	91.5%	(3.3)%	90.7%	91.1%	(0.4)%	18.83	17.62	6.9%
Atlanta-Sandy Springs-Roswell, GA	13,422	1,821,557	88.9%	97.3%	(8.4)%	94.5%	95.9%	(1.4)%	13.15	11.04	19.1%
Phoenix-Mesa-Scottsdale, AZ	13,341	1,507,533	89.0%	94.5%	(5.5)%	92.2%	94.2%	(2.0)%	16.29	14.33	13.7%
McAllen-Edinburg-Mission, TX	9,275	1,387,665	94.6%	98.1%	(3.5)%	96.7%	96.1%	0.6%	12.68	10.95	15.8%
Oklahoma City, OK	8,832	1,282,252	92.7%	96.4%	(3.7)%	95.9%	95.8%	0.1%	9.68	8.56	13.1%
Houston-The Woodlands-Sugar Land, TX	8,537	1,346,893	92.8%	94.9%	(2.1)%	94.4%	91.9%	2.5%	11.62	10.70	8.6%
Dallas-Fort Worth-Arlington, TX	7,117	953,498	90.9%	93.8%	(2.9)%	93.7%	93.5%	0.2%	13.87	12.22	13.5%
Brownsville-Harlingen, TX	6,404	916,671	92.6%	97.0%	(4.4)%	95.8%	94.8%	1.0%	12.10	10.50	15.2%
Indianapolis-Carmel-Anderson, IN	8,747	1,134,690	88.0%	95.5%	(7.5)%	93.4%	95.9%	(2.5)%	11.88	10.48	13.4%
Los Angeles-Long Beach-Anaheim, CA	9,752	1,063,449	91.9%	95.8%	(3.9)%	94.1%	95.5%	(1.4)%	23.21	20.70	12.1%
New Orleans-Metairie, LA	6,552	758,558	88.8%	92.7%	(3.9)%	92.9%	89.8%	3.1%	14.06	13.08	7.5%
North Port-Sarasota-Bradenton, FL	8,484	837,700	90.8%	95.5%	(4.7)%	93.1%	95.5%	(2.4)%	21.35	17.80	19.9%
Tulsa, OK	6,111	814,705	91.0%	92.3%	(1.3)%	93.2%	93.1%	0.1%	10.22	9.38	9.0%
Las Vegas-Henderson-Paradise, NV	6,606	816,771	87.5%	94.2%	(6.7)%	92.8%	95.4%	(2.6)%	14.79	12.98	13.9%
Colorado Springs, CO	4,348	538,607	87.7%	90.9%	(3.2)%	91.8%	93.8%	(2.0)%	12.82	11.45	12.0%
Kansas City, MO-KS	4,004	540,049	91.2%	92.9%	(1.7)%	93.4%	93.9%	(0.5)%	14.40	13.51	6.6%
San Antonio-New Braunfels, TX	4,410	560,389	88.4%	94.9%	(6.5)%	92.3%	95.0%	(2.7)%	15.92	13.76	15.7%
Other MSAs	132,336	16,655,066	90.4%	94.6%	(4.2)%	93.7%	94.7%	(1.0)%	14.87	13.12	13.3%
Total/Weighted Average	300,342	38,378,390	90.5%	95.0%	(4.5)%	93.8%	94.7%	(0.9)%	$14.80	$13.05	13.4%

2021 Same Store Pool(2)	265,362	33,569,153	90.4%	95.0%	(4.6)%	93.7%	94.9%	(1.2)%	$14.93	$13.17	13.4%

2020 Same Store Pool(3)	236,123	29,789,114	90.4%	95.0%	(4.6)%	93.8%	95.0%	(1.3)%	$14.94	$13.16	13.5%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2021.
(3) Represents the subset of properties included in the 2022 same store pool that were in NSA's same store pool reported in 2020.

Supplemental Schedule 8

Same Store Operating Data (628 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	YTD 2022	YTD 2021
Revenue
Rental revenue	$135,405	$136,256	$132,725	$127,484	$125,579	$531,870	$472,218
Other property-related revenue	4,065	4,243	4,272	4,289	4,331	16,869	17,120
Total revenue	139,470	140,499	136,997	131,773	129,910	548,739	489,338
Property operating expenses
Store payroll and related costs	10,088	10,238	9,913	10,001	10,521	40,240	40,453
Property tax expense	8,867	10,184	10,411	9,670	8,939	39,132	37,291
Utilities expense	3,548	4,222	3,393	3,413	3,085	14,576	12,928
Repairs & maintenance expense	2,750	3,025	2,987	2,675	2,879	11,437	11,134
Marketing expense	2,350	2,581	2,220	2,026	1,872	9,177	8,102
Insurance expense	1,173	1,149	1,145	1,174	1,302	4,641	4,734
Other property operating expenses	5,574	5,397	5,423	5,127	5,212	21,521	19,634
Total property operating expenses	34,350	36,796	35,492	34,086	33,810	140,724	134,276
Net operating income	$105,120	$103,703	$101,505	$97,687	$96,100	$408,015	$355,062

Net operating income margin	75.4%	73.8%	74.1%	74.1%	74.0%	74.4%	72.6%

Occupancy at period end	90.5%	92.7%	95.2%	94.8%	95.0%	90.5%	95.0%

Average occupancy	91.4%	94.1%	95.1%	94.8%	95.6%	93.8%	94.7%

Average annualized rental revenue per occupied square foot	$15.44	$15.09	$14.57	$14.06	$13.74	$14.80	$13.05

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	4Q 2022	3Q 2022	2Q 2022	1Q 2022	4Q 2021	YTD 2022	YTD 2021
Rental revenue
Same store portfolio	$135,405	$136,256	$132,725	$127,484	$125,579	$531,870	$472,218
Non-same store portfolio	60,580	57,468	51,911	46,985	36,111	216,944	69,329
Total rental revenue	195,985	193,724	184,636	174,469	161,690	748,814	541,547
Other property-related revenue
Same store portfolio	4,065	4,243	4,272	4,289	4,331	16,869	17,120
Non-same store portfolio	2,159	2,157	2,069	1,877	1,312	8,262	2,630
Total other property-related revenue	6,224	6,400	6,341	6,166	5,643	25,131	19,750
Property operating expenses
Same store portfolio	34,350	36,796	35,492	34,086	33,810	140,724	134,276
Non-same store portfolio	18,997	18,336	17,696	15,272	10,966	70,301	21,671
Prior period comparability adjustment(1)	—	—	—	—	(234)	—	(682)
Total property operating expenses	53,347	55,132	53,188	49,358	44,542	211,025	155,265

Net operating income	148,862	144,992	137,789	131,277	122,791	562,920	406,032
Management fees and other revenue	6,513	6,649	7,913	6,549	6,257	27,624	24,374
General and administrative expenses	(15,345)	(15,298)	(14,702)	(13,966)	(14,301)	(59,311)	(51,001)
Depreciation and amortization	(57,564)	(59,631)	(57,891)	(58,072)	(50,854)	(233,158)	(158,312)
Other	(1,186)	(6,356)	(525)	(470)	(1,152)	(8,537)	(2,853)
Interest expense	(34,633)	(28,871)	(24,448)	(22,647)	(19,787)	(110,599)	(72,062)
Equity in earnings of unconsolidated real estate ventures	2,155	2,134	1,962	1,494	1,679	7,745	5,294
Acquisition costs	(368)	(1,142)	(682)	(553)	(1,019)	(2,745)	(1,941)
Non-operating expense	(352)	(226)	(261)	(112)	(344)	(951)	(906)
Gain on sale of self storage properties	3,332	—	—	2,134	—	5,466	—
Income tax expense	(1,037)	(2,074)	(730)	(848)	(375)	(4,689)	(1,690)
Net Income	$50,377	$40,177	$48,425	$44,786	$42,895	$183,765	$146,935

(1) Certain payroll and related costs associated with the Northwest portfolio were not reflected as property-level expenses in 2021 under the management of the Northwest PRO. Such costs are reflected in property operating expenses in 2022 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2021 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.44	$13.74	$14.80	$13.05
Total consolidated portfolio	15.46	13.52	14.83	13.01

Average Occupancy

Same store	91.4%	95.6%	93.8%	94.7%
Total consolidated portfolio	89.8%	93.7%	91.9%	94.2%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,943	$3,070	$11,794	$9,500
Value enhancing capital expenditures	1,474	1,589	11,732	8,738
Acquisitions capital expenditures	4,864	4,150	19,215	11,185
Total consolidated portfolio capital expenditures	$9,281	$8,809	$42,741	$29,423

Property Operating Expenses Detail

Store payroll and related costs	$14,712	$13,201	$57,197	$45,370
Property tax expense	15,394	12,562	62,995	44,180
Utilities expense	5,355	3,910	21,548	14,265
Repairs & maintenance expense	4,170	3,561	17,116	12,676
Marketing expense	3,582	2,491	13,874	9,272
Insurance expense	1,916	1,732	7,357	5,813
Other property operating expenses	8,218	7,085	30,938	23,689
Property operating expenses on the Company's statements of operations	$53,347	$44,542	$211,025	$155,265

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,871	$5,873	$22,619	$20,394
Equity-based compensation expense	1,588	1,374	6,258	5,462
Other general and administrative expenses	7,886	7,054	30,434	25,145
General and administrative expenses on the Company's statements of operations	$15,345	$14,301	$59,311	$51,001

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses or losses, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.

HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $4.1 million of fair value of debt adjustments and $13.5 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of December 31, 2022, the Company had nine PROs: Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2023, following the voluntary retirement of Move It Self Storage as a PRO, the management of Move It's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	BMO Capital Markets	BofA Securities
Wes Golladay	Juan Sanabria	Jeff Spector
216.737.7510	312.845.4704	646.855.1363

Citi Investment Research	Evercore ISI	Green Street
Smedes Rose	Samir Khanal / Steve Sakwa	Spenser Allaway
212.816.6243	212.888.3796 / 212.446.9462	949.640.8780

Jefferies LLC	KeyBanc Capital Markets	Morgan Stanley
Jonathan Petersen	Todd Thomas	Ronald Kamdem
212.284.1705	917.368.2286	212.296.8319

Stifel	Truist Securities	UBS
Stephen Manaker / Kevin Stein	Ki Bin Kim	Michael Goldsmith
212.271.3716 / 212.271.3718	212.303.4124	212.713.2951

Wolfe Research
Keegan Carl
212.713.2951